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Exhibit (l)

                             Dechert Price & Rhoads
                               1775 Eye St., N.W.
                             Washington, D.C. 20006

Kemper High Income Trust
222 South Riverside Plaza
Chicago, Illinois  60606

Ladies and Gentlemen:

         We have acted as counsel to Kemper High Income Trust (the "Trust") in connection with the Registration Statement of the Fund on Form N-2 (File Nos. 333-72341 and 811-5482) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), and the Investment Company Act of 1940, as amended, relating to the proposed issuance of transferable rights (the "Rights") to subscribe for shares of beneficial interest, $.01 par value, of the Fund (the "Shares"). The Shares are to be sold pursuant to a Dealer Manager Agreement to be entered into by and among the Fund, Scudder Kemper Investments, Inc. and PaineWebber Incorporated, as Dealer Manager (the "Dealer Manager Agreement").

         We have examined the Fund's Agreement and Declaration of Trust, as amended, and are familiar with the actions taken by the Fund's Trustees in connection with the issuance of the Rights and the sale of the Shares. We have also examined the form of Dealer Manager Agreement filed as an exhibit to the Registration Statement and such other documents and records as we have deemed necessary for the purpose of this opinion.

         For purposes of this opinion, we have assumed that the Dealer Manager Agreement in the form filed as an exhibit to the Registration Statement will have been duly executed and delivered by and on behalf of each of the parties thereto.

         Based on the foregoing, we are of the opinion that the issuance of the Rights and the sale of the Shares have been duly authorized; when issued in accordance with the Dealer Manager Agreement, the Rights will be validly issued by the Fund; and when the Shares are issued and paid for upon exercise of the Rights in accordance with the Dealer Manager Agreement, the Shares will be validly issued, fully paid and nonassessable by the Fund.

         We consent to the filing of this opinion with and as part of the Registration Statement and to the use of our name in such Registration Statement and in the related Prospectus under the caption "Legal Matters."

                                             Very truly yours,
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                                             /s/ Dechert Price & Rhoads
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                                                 Dechert Price & Rhoads